As filed with the Securities and Exchange Commission on October 3, 2024

File No. 024-12450

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

McQueen Labs Series, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

2300 E Las Olas Blvd, 4th floor

Fort Lauderdale, FL 33301

Phone: (844) 627-5433

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

McQueen Labs Inc.

Manager

McQueen Labs Series, LLC

2300 E Las Olas Blvd, 4th floor

Fort Lauderdale, FL 33301

Phone: (844) 627-5433

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd.

Suite 820

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

5500	99-3270325
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 2 to the offering statement on Form 1-A (the “Form 1-A”) of McQueen Labs Series, LLC (the “Company”), filed on June 11, 2024 and as amended by Amendment No. 1 to the Form 1-A filed on July 17, 2024, has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, for the sole purpose of filing Exhibit 13.1 hereto. No other changes have been made to the Company’s offering statement on Form 1-A, including to Part I or Part II of the Form 1-A since the filing of the Form 1-A.

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

1.1	Engagement Letter with Rialto Markets LLC.*

2.1	Certificate of Formation filed with Delaware Secretary of State on Apil 11, 2024.*

2.2	Operating Agreement.*

2.3	Form of Series Designation (included in Exhibit 2.2).*

2.4	Certificate of Registered Series of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach.*

2.5	Certificate of Registered Series of McQueen Labs Series LLC - Series 002 1984 Ferrari 512.*

2.6	Amended and Restated Certificate of Registered Series of McQueen Labs Series LLC - Series 003 2012 Lexus LFA*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Asset Purchase Agreement for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach.* #

6.2	Asset Purchase Agreement for McQueen Labs Series LLC - Series 002 1984 Ferrari 512.* #

6.3	Asset Purchase Agreement for McQueen Labs Series LLC - Series 003 2012 Lexus LFA.* #

6.4	Asset Purchase Agreement for Art.*

10.1	Power of Attorney (included on signature page).*

11.1	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 12.1).**

11.2	Consent of Smart Solutions CPA.**

12.1	Opinion of Anthony, Linder & Cacomanolis, PLLC.**

13.1	Testing the Waters Materials – Offering Page**

* Previously filed

** Filed herewith

#Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on October 3, 2024.

McQueen Labs Series, LLC

By:	McQueen Labs Inc., Manager

By:	/s/ Curtis D. Hopkins
Name:	Curtis D. Hopkins
Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on October 3, 2024.

Name	Title

/s/ Curtis D. Hopkins	Chief Executive Officer
Curtis D. Hopkins	(Principal Executive Officer)

*	Chief Financial Officer
Jonathan Held	(Principal Financial Officer and Principal Accounting Officer)

McQueen Labs Inc., Manager

By:	/s/ Curtis D. Hopkins
Name:	Curtis D. Hopkins
Title:	Chief Executive Officer

*By:	/s/ Curtis D. Hopkins
Curtis D. Hopkins
Attorney-in-fact

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